Exhibit 10.2
BANK OF GRANITE CORPORATION
2007 STOCK INCENTIVE PLAN
ARTICLE I
GENERAL PROVISIONS
          1.1       Purpose of the Plan. This Plan is intended to promote the interests of the Company by giving Eligible Individuals the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company as an incentive to provide or continue their Service. Capitalized terms used in the Plan shall have the meanings given to them in Appendix A attached hereto.
          1.2       Administration of the Plan.
          (a)       The Plan shall be administered by the Committee, which shall, subject to the terms of the Plan and applicable law, have sole and plenary power and authority to administer the Plan, including, but not limited to, the power and authority to:
          (i)       select Eligible Individuals to whom Awards may be made;
          (ii)       determine whether and to what extent any type of Awards, or combination thereof, are to be awarded to Eligible Individuals;
          (iii)       determine the number of shares of Common Stock to be covered by an Award and the other terms and conditions of such Award (including, but not limited to, the exercise price, any vesting condition, restriction or limitation, any payments, rights or other matters to be calculated in connection with any Awards, any deferred payment arrangement and any vesting acceleration or forfeiture waiver regarding any Award and any securities or other rights relating thereto);
          (iv)       determine whether performance criteria must be met as a condition to any rights associated with any Award, establish any such performance criteria and certify whether, and to what extent, such performance criteria have been attained;
          (v)       modify, amend or adjust the terms and conditions of any Award, including, but not limited to, modifications, amendments, adjustments to, or replacement grants for, Awards if the Committee determines, in its sole discretion, that the tax consequences of an Award to the Company or a Participant differ from the consequences expected at the time an Award was granted or changes, clarifications or interpretations of tax laws or regulations permit Awards to be granted with more favorable tax consequences than originally anticipated;
          (vi)       determine under what circumstances, and the methods by which, an Award may be settled in cash, Common Stock, other securities, other Awards or other property or canceled, forfeited or suspended;
          (vii)       adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan;

          (viii)       interpret, administer, reconcile any inconsistency in, correct any default in and supply any omission in, the terms and provisions of the Plan and any Award issued under the Plan (and any other agreement, document, instrument, instruction or other communication relating thereto); and
          (ix)       otherwise oversee the administration of the Plan and make any other determination or take any other action the Committee deems necessary or desirable for the administration of the Plan.
          (b)       Except to the extent prohibited by applicable law or the applicable rules of a Stock Exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Except to the extent prohibited by applicable law or the applicable rules of a Stock Exchange, the authority of the Committee hereunder may also be exercised by the Board at any time and from time to time.
          (c)       Any determination made in respect of any Award by the Committee, the Board, or any other person pursuant to delegated authority under the provisions of the Plan, shall be made in the sole discretion of the Committee, the Board or such delegate at the time the Award is made or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee, the Board or any delegate shall be final and binding on all persons, including the Company and all Participants.
          (d)       Neither the Company nor any of its Affiliates makes any representations with respect to the tax consequences of any Award to a Participant, and by the acceptance of such Award, each Participant acknowledges the same and agrees to hold the Company and its Affiliates harmless from any adverse consequences to the Participant under the Code with respect to the Award or any underlying Shares or other property, whether resulting from any action or inaction or omission of the Company or its Affiliates pursuant to the Plan or otherwise.
          (e)       The Committee will approve and oversee procedures to be applied with respect to the granting of Awards (including the timing thereof) to promote consistency in the Company’s practices with respect to the granting of Awards and compliance with applicable laws, regulations and any applicable terms of the Plan regarding the issuance, valuation, dating and accounting treatment of Awards.
          1.3       Eligible Individuals. Only Employees are eligible to receive Awards of Incentive Stock Options. The persons eligible to receive all other Awards are (i) Employees, (ii) non-employee members of the Board or the board of directors or other similar governing body of any Subsidiary, (iii) consultants and other independent advisors who provide Services, directly or indirectly, to the Company or any Subsidiary and (iv) to the extent permitted by law, any person prospectively a member of categories (i), (ii) or (iii) above.
          1.4       Stock Subject to the Plan.
          (a)       The capital stock of the Company with respect to which Awards may be made under the Plan shall be either currently authorized but unissued shares of Common Stock or shares of Common Stock held by the Company as treasury shares, including shares acquired by purchase. Subject to adjustment as provided in Section 1.5 hereof, the maximum number of shares of Common Stock that may be delivered to Participants and their beneficiaries under the Plan shall be 750,000 shares of Common Stock.
          (b)       The shares of Common Stock that may be delivered to Participants and their beneficiaries under the Plan are subject to the following additional restrictions:
          (i)       The maximum number of shares of Common Stock that may be issued in respect of Options intending to qualify as Incentive Stock Options shall be 750,000 shares;
          (ii)       The maximum number of Shares that may be issued pursuant to Awards of Restricted Stock or otherwise as outright grants of Common Stock pursuant to Article VI hereof shall be 400,000 shares; and
          (iii)       For Awards that are intended to be “performance-based compensation” (as that term is used for purposes of Section 162(m) of the Code) (a “Qualifying Award”), no more than the following amounts may be granted pursuant to such Qualifying Awards to any one individual during any one calendar year period: for Common Stock, the greater of (1) 5,000 shares of Common Stock, subject to adjustment as provided in Section 1.5 hereof, and (2) Common Stock with a Fair Market Value of $100,000 as of the date of grant, and with respect to Awards settled in cash, $100,000. The Committee, in its sole discretion, may grant an Award to any Participant with the intent that such award be a Qualifying Award. The right to receive or retain any award granted as a Qualifying Award (other than an Option or SAR) shall be conditional upon the achievement of specified performance goals during a calendar year or such other period (a “Performance Period”) as may be established by the Committee. Performance goals shall be established in writing by the Committee prior to the beginning of each Performance Period, or at such other time no later than such time as is permitted by the applicable provisions of the Code. Such performance goals, which may vary from Participant to Participant and Award to Award, shall be based upon the attainment of specific amounts of, or increases in, one or more of the following: the Fair Market Value of Common Stock, revenues, operating income, cash flow, earnings before or after income taxes (including earnings before interest, taxes depreciation and amortization), net income, net income before or after income taxes, earnings per share, stockholders’ equity, return on equity, return on investment or capital, return on assets, share price profitability or profit margins, loan growth, deposit growth, market share or strategic business objectives consisting of one or more objectives based on meeting business expansion goals and goals relating to acquisitions or divestitures, all whether applicable to the Company or any relevant subsidiary or any combination thereof as the Committee may deem appropriate. Each performance goal may be expressed on an absolute and/or relative basis, may be based on, or otherwise employ, comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies, may provide for the inclusion, exclusion or averaging of specified items in whole or in part, such as realized gains or losses on strategic investments, discontinued operations, extraordinary items, accounting changes, and unusual or nonrecurring items, and, in the case of earnings-based measures, may use or employ comparisons relating to capital, stockholders’ equity and/or shares outstanding, assets or net assets. Prior to the payment of any Award granted as a Qualifying Award, the Committee shall certify in writing that the performance goals were satisfied. In determining the actual size of a Qualifying Award for a Performance Period, the Committee may, in its sole and plenary discretion reduce or eliminate the amount of the Award earned in the Performance Period, even if applicable Performance Goals have been attained.
          (c)       To the extent any shares of Common Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares of Common Stock are not delivered because the Award is settled in cash or such shares are used to satisfy any exercise price of such Award or any applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan; provided, however, that in no event shall such undelivered shares increase the number of shares that may be granted under the Plan as Incentive Stock Options.
          1.5       Adjustments in Common Stock. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, extraordinary distribution, split-up or spin-off or other similar change, the Committee shall cause appropriate adjustments to be made to (i) the maximum number and/or class of securities issuable under the Plan and applicable sub-limits regarding specific types of Awards and (ii) the number and/or class of securities and the exercise price per share in effect under each outstanding Award, in order to preserve the value of the Award. The adjustments determined by the Committee shall be final, binding and conclusive.
          1.6       Settlement of Awards. The obligation to make payments and distributions with respect to Awards may be (i) subject to such conditions, restrictions and contingencies as the Committee shall determine, and (ii) satisfied through cash payments, the delivery of shares of Common Stock, the issuance of replacement Awards, or any combination thereof as the Committee shall determine.
          1.7       Exchange and Buy Out Provisions; Limitations on Repricing. The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, shares of Common Stock, other Awards or property based on such terms and conditions as the Committee shall determine and communicate to a Participant at the time that such offer is made. Notwithstanding the foregoing, a repricing (as defined for this purpose by Stock Exchange rules and applicable interpretations thereof), of an Option or SAR shall be permitted only with the approval of the Company’s stockholders to the extent such approval is required under the rules of the Company’s Stock Exchange.
          1.8       Substitute Awards. Awards may, in the discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or any of its affiliates or a company acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines (“Substitute Awards”). The number of Shares underlying any Substitute Awards shall be counted against the aggregate number of Shares available for Awards under the Plan; provided, however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding awards previously granted by an entity that is acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines shall not be counted against the aggregate number of Shares available for Awards under the Plan; provided further, however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding stock options intended to qualify for special tax treatment under Sections 421 and 422 of the Code that were previously granted by an entity that is acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines shall be counted against the aggregate number of Shares available for Incentive Stock Options under the Plan.
ARTICLE II
OPTIONS
          2.1       General. The Award of an Option entitles the Participant to purchase a specified number of shares of Common Stock at an exercise price established by the Committee.

          2.2       Award of Options. Each Option awarded under this Plan shall be subject to such terms and conditions determined by the Committee. Each Option shall be evidenced by one or more documents in the form approved by the Committee, and such Award shall be effective as of the Grant Date. A Participant’s entitlement to an Award may be conditioned on the Participant’s execution of such documents as required by the Committee.
          2.3       Exercise Price. Subject to the terms and conditions set forth herein, except as otherwise established by the Committee at the time an Option is granted and set forth in the applicable Award Agreement, the exercise price per share associated with each Option shall not be less than 100% of the Fair Market Value per share of Common Stock on the Grant Date of the Award.
          2.4       Exercise Procedures. An Option shall be exercisable at the times and in accordance with the procedures set forth herein and the procedures established by the Committee and set forth in the documents evidencing the Award.
          2.5       Payment of the Exercise Price.
          (a)       No Common Stock shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate exercise price therefor is received by the Company, and the Participant has paid to the Company an amount equal to any federal, state, local and foreign income and employment taxes required to be withheld. Such payments may be made in cash (or its equivalent) or, (1) by exchanging shares of Common Stock owned by the Participant (which are not the subject of any pledge or other security interest) or (2) if there shall be a public market for the Common Stock at such time, subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Common Stock otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate Exercise Price, or by a combination of the foregoing; provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Common Stock so tendered to the Company as of the date of such tender is at least equal to such aggregate exercise price and the amount of any federal, state, local or foreign income or employment taxes required to be withheld.
          (b)       Wherever in the Plan or any Award Agreement a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering shares of Common Stock, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Common Stock, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of shares from the Common Stock acquired by the exercise of the Option.
          2.6       Termination of Service. The Committee shall determine the terms and conditions on which a Participant may exercise an Option following the termination of such Participant’s Service, and such terms and conditions shall be set forth in applicable Award Agreement.
          2.7       Incentive Stock Options. All Incentive Stock Options shall be subject to the following:
          (a)       Incentive Stock Options may be awarded only to Employees;
          (b)       An Incentive Stock Option’s exercise price per share of Common Stock shall not be less than 100% of the Fair Market Value per share of Common Stock on the Grant Date of the Award;
          (c)       The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective Grant Date(s)) for which one or more Incentive Stock Options awarded to any Employee under the Plan (or any other option plan of the Company or any parent or Subsidiary) may for the first time become exercisable during any one calendar year shall not exceed $100,000. To the extent an Employee holds two or more Incentive Stock Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such Incentive Stock Options shall be applied on the basis of the order in which such Options are awarded; and
          (d)       If an Employee to whom an Incentive Stock Option is awarded is a 10% Stockholder, then the Incentive Stock Option’s exercise price per share of Common Stock shall not be less than 110% of the Fair Market Value per share of Common Stock on the Grant Date of the Award, and the Incentive Stock Option’s term shall not exceed five years from the date of the Award.
          (e)       If an Option is intended to be an Incentive Stock Option, and if for any reason such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Non-Qualified Stock Option appropriately granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to Non-Qualified Stock Options.
          2.8       Rights as Stockholder. Except as provided in this Plan or in the applicable Award Agreement, a Participant holding Options shall not have, with respect to such instruments, any of the rights of a stockholder of the Company, including, the right to vote as a stockholder of the Company or any right to receive dividends.
ARTICLE III
STOCK APPRECIATION RIGHTS
          3.1       General. The Award of a Stock Appreciation Right entitles the Participant to receive, in Common Stock (unless otherwise provided in the applicable Award Agreement), value equal to (or otherwise based on) the excess of: (i) the Fair Market Value of a specified number of shares of Common Stock; over (ii) the exercise price for such shares established by the Committee for such Stock Appreciation Right, with cash payable for any fractional share of Common Stock.
          3.2       Award of Stock Appreciation Rights. Each Stock Appreciation Right awarded under this Plan shall be subject to such terms and conditions determined by the Committee. Each Stock Appreciation Right shall be evidenced by an Award Agreement, and such Award shall be effective as of the Grant Date. A Participant’s entitlement to an Award may be conditioned on the Participant’s execution of such documents as required by the Committee.
          3.3       Exercise Price. The exercise price per share associated with each Stock Appreciation Right shall be fixed by the Committee and, subject to the terms and conditions set forth herein, unless otherwise determined by the Committee at the time of grant and set forth in the applicable Award Agreement may not be less than the Fair Market Value per share of Common Stock on the Grant Date of the Award.
          3.4       Exercise Procedures. A Stock Appreciation Right shall be exercisable at the times and in accordance with the procedures set forth herein and the procedures established by the Committee and set forth in the applicable Award Agreement. Generally, a Stock Appreciation Right may be exercised by surrendering the applicable portion of such Stock Appreciation Right and, upon such exercise and surrender, the Participant shall be entitled to receive the amount described in Section 3.1.

          3.5       Termination of Service. The Committee shall determine the terms and conditions on which a Participant may exercise a Stock Appreciation Right following the termination of such Participant’s Service, and such terms and conditions shall be set forth in the documents evidencing the Award.
          3.6       Rights as Stockholder. Except as provided in this Plan or in the documents evidencing an Award of a Stock Appreciation Right, a Participant holding a Stock Appreciation Right shall not have, with respect to such instrument, any of the rights of a stockholder of the Company, including, the right to vote as a stockholder of the Company or any right to receive dividends.
ARTICLE IV
RESTRICTED STOCK AND RESTRICTED STOCK UNITS
          4.1       General. An Award of Restricted Stock is a grant to a Participant of a specified number of shares of Common Stock. An Award of Restricted Stock Units is the right to receive a specified number of shares of Common Stock at a future date upon satisfaction of the conditions specified in the Award.
          4.2       Awards of Restricted Stock and Restricted Stock Units. Restricted Stock and Restricted Stock Units awarded under this Plan shall be subject to such terms and conditions determined by the Committee. Subject to the provisions of this Plan, Awards of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement, and such Award shall be effective as of the Grant Date.
          4.3       Termination of Service. The Committee shall determine the terms and conditions on which a Participant’s Restricted Stock or Restricted Stock Units shall be forfeited or subject to repurchase following the termination of such Participant’s Service, and such terms and conditions shall be set forth in the documents evidencing the Award.
          4.4       Rights as Stockholder. Except as provided in this Plan or in the documents evidencing an Award of Restricted Stock, a Participant holding Restricted Stock shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class or series of capital stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any dividends. Unless otherwise determined by the Committee, any cash dividends paid in respect of Restricted Stock shall be deferred and reinvested in additional Restricted Stock, with such additional shares being subject to the same terms and conditions as the Restricted Stock in respect of which such dividends were paid. Except as provided in this Plan or in the documents evidencing an Award of a Restricted Stock Units, a Participant holding Restricted Stock Units shall not have, with respect to such instrument, any of the rights of a stockholder of the Company, including, the right to vote as a stockholder of the Company or any right to receive dividends.
ARTICLE V
PERFORMANCE UNITS
          5.1       General. A Performance Unit is the right to receive a specified value, as established by the Committee at the time of the Award, based on the extent to which specified performance goals are achieved.

          5.2       Awards of Performance Units. Performance awarded under this Plan shall be subject to such terms and conditions determined by the Committee. Subject to the provisions of this Plan, Awards of Performance Units shall be evidenced by one or more documents in the form approved by the Committee. The performance goals applicable to a Performance Unit shall be among those specified in, and established pursuant to, Section 1.4(b)(iii) with respect to Qualified Awards. Performance Units shall be earned contingent upon the attainment of such performance goals. At the time of the Award of each Performance Unit, the Committee shall establish, with respect to each such Award, a Performance Period during which performance shall be measured.
          5.3       Performance Unit Value. Each Performance Unit shall have a maximum dollar value established by the Committee at the time of the Award. Performance Units earned will be determined by the Committee in respect of a Performance Period in relation to the degree of attainment of applicable performance goals. The measure of a Performance Unit may, in the discretion of the Committee, be equal to the Fair Market Value of one share of Common Stock.
          5.4       Settlement of Performance Units. Following the end of Performance Period, a Participant holding Performance Units will be entitled to receive payment of an amount, not exceeding the maximum value of the Performance Units, based on the achievement of the performance goals for such Performance Period, as determined by the Committee. Payment of Performance Units shall be made in cash or Common Stock, as determined by the Committee.
ARTICLE VI
OTHER AWARDS
          6.1       Common Stock Related Awards. The Committee may, in its sole and plenary discretion, grant to any Participant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock or factors that may influence the value of such Common Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Stock, purchase rights for Common Stock, awards with value and payment contingent upon the performance of the Company or specified subsidiaries, Affiliates or other business units thereof or other factors determined by the Committee. The Committee shall determine the terms and conditions of such awards in its sole and plenary discretion.
          6.2       Bonus Shares. The Committee also may, in its sole and plenary discretion, grant Common Stock as a bonus, or may grant other awards in lieu of obligations of the Company or a subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements. The Committee shall determine the terms and conditions of such awards in its sole and plenary discretion.
ARTICLE VII
TRANSFERABILITY
          7.1       Transfer Restrictions. Except as set forth in Section 7.2 or as otherwise determined by the Committee, Awards may be transferred only by will or the laws of inheritance upon the death of a Participant and may not be assigned, pledged, hypothecated or transferred in any manner. Upon any attempt to assign, pledge, hypothecate or transfer an Option, a Stock Appreciation Right, Restricted Stock or Restricted Stock Unit, such Award shall immediately be cancelled and terminated.
          7.2       Transfer Exceptions. The Committee, may, in its sole discretion, to the extent permitted by applicable law, permit Awards to be assigned in whole or in part during a Participant’s lifetime as a gift or without consideration to (i) one or more members of the Participant’s immediate family, (ii) a trust in which Participant and/or one or more of such family members hold more than 50% of the beneficial interest, (iii) an entity in which more than 50% of the voting interests are owned by the Participant and/or one or more of such family members or (iv) such other transferees as may be permitted by the Committee. The terms applicable to the assigned Awards shall be the same as those in effect for such Award immediately prior to the assignment.
ARTICLE VIII
CHANGE OF CONTROL TRANSACTIONS
          8.1       General.
          (a)       The Committee may, in its sole and absolute discretion and on such terms and conditions as it may establish, determine that prior to or in connection with the consummation of a Change of Control, (i) any or all outstanding Awards shall become fully exercisable (if applicable), vested (if applicable) and transferable.
          (b)       Unless otherwise determined by the Committee, upon consummation of a Change of Control in which the Company is not the surviving entity, (i) all outstanding exercisable Awards, to the extent not exercised, shall terminate and cease to be outstanding, except to the extent expressly assumed by the successor entity (or parent thereof), and (ii) all unvested Awards shall be forfeited and cancelled.
          (c)       Unless otherwise determined by the Committee, upon consummation of a Change of Control in which the Company is the surviving entity, all Awards shall remain outstanding in full force and effect on the same terms and conditions.
          8.2       Settlement of Awards in Change of Control Transactions. The Committee may, in its sole and absolute discretion in connection with a Change of Control, cancel any outstanding Award and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Committee) equal to the product of (i) the number of shares of Common Stock or other amount of other property subject to such Award, and (ii) the amount, if any, by which (A) the formula or fixed price per share paid to holders of Common Stock pursuant to such Change of Control, exceeds (B) any exercise price associated with such Award.
          8.3       Termination of Consent and Purchase Rights. In connection with any Change of Control, the Committee shall have the right to provide for the immediate termination of any consent, repurchase or first refusal rights of the Company in respect of any outstanding Awards.
          8.4       Right to Consummate Change of Control Transactions. The issuance of Awards under the Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, enter into a share exchange, dissolve, liquidate or sell or transfer all or any part of its business or assets.

ARTICLE IX
MISCELLANEOUS
          9.1       No Right to Company Assets. Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any parent or Subsidiary, including, without limitation, any specific funds, assets, or other property which the Company or any parent or Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Common Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any parent or Subsidiary, and nothing contained in the Plan shall constitute a guaranty that the assets of the Company or any parent or Subsidiary shall be sufficient to pay any benefits to any person.
          9.2       No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.
          9.3       No Employment Rights. The Plan does not constitute a contract of employment, and the selection of an Eligible Individual to receive an Award will not give a Participant the right to be retained in the employ of the Company or any parent or Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.
          9.4       Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.
          9.5       Tax Withholding. All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of shares of Common Stock which the Participant already owns, or through the surrender of shares of Common Stock to which the Participant is otherwise entitled under the Plan.
          9.6 Effective Date and Term. The Plan shall become effective when adopted by the Board, but no Award made under the Plan may be exercised, and no shares of Common Stock shall be issued pursuant to any Award, until the Plan is approved by the Company’s stockholders. In addition, no Incentive Stock Option shall be deemed to have been awarded unless and until this Plan is approved by the Company’s stockholders. If stockholder approval is not obtained within 12 months after the date of the Board’s adoption of the Plan, then all Awards made previously under the Plan shall terminate and cease to be outstanding. No further Awards may be made under the Plan upon the earlier of (i) the expiration of the ten-year period from the date the Plan is adopted by the Board, (ii) the date on which all shares of Common Stock available for issuance under the Plan shall have been issued.
          9.7       Amendment of the Plan. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects, except that no such amendment or modification that is prohibited absent stockholder approval under applicable laws, regulations, or Stock Exchange requirements shall be effective unless such required stockholder approval is obtained.
          9.8       Amendment, Modification and Cancellation of Outstanding Awards. The Committee may amend, modify, suspend, cancel, terminate, discontinue, waive any conditions or rights under, any Award, Award Agreement or related documents in any manner, prospectively or retroactively; provided, unless otherwise provided in the applicable Award Agreement, however, except as set forth in the Plan, that no such amendment, modification, alteration, suspension, discontinuation, cancellation or termination that would materially impair the rights of any Participant under any outstanding Award shall not to that extent be effective without the consent of the impaired Participant or such Participant’s representative or beneficiary.
          9.9       Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. In addition to, and without limiting authority otherwise granted to the Committee hereunder, the Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 1.5 or the occurrence of a Change of Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles or law (i) whenever the Committee, in its sole and plenary discretion, determines that such adjustments are appropriate or desirable, including, without limitation, providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event, (ii) if deemed appropriate or desirable by the Committee, in its sole and plenary discretion, by providing for a cash payment to the holder of an Award in consideration for the cancellation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR
          9.10       Governing Law. This Plan shall be governed and construed in accordance with the laws of the State of Delaware, without regard to conflicts of law principles thereof.
          9.11       Severability. If any provision of this Plan or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Plan and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.
          9.12       Indemnification. No member of the Board, the Committee or any employee of the Company (each such person, a “Covered Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award hereunder. Each Covered Person shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and (ii) any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person; provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding, and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Certificate of Incorporation or Bylaws. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

APPENDIX A
DEFINED TERMS
          The following terms shall have the following meanings under the Plan:
          “Affiliate” means (a) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (b) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.
          “Award” means the issuance of an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Units, Performance Units or other awards described in Article VI hereof.
          “Award Agreement” means agreements, contracts or other instrument or communications evidencing any Award, which may, but need not, require execution or acknowledgement by a Participant.
          “Board” means the Board of Directors of the Company.
          A “Change of Control” shall (a) have the meaning set forth in an Award Agreement or (b) if there is no definition set forth in an Award Agreement, mean the occurrence of any of the following events:
          (i)       any “person” (as such term is defined in Section 7(j)(8)(A) of the Change in Bank Control Act of 1978), directly or indirectly, acquires beneficial ownership of voting stock, or acquires irrevocable proxies or any combination of voting stock and irrevocable proxies, representing fifty percent (50%) or more of any class of voting securities of the Company, or acquires control of in any manner the election of a majority of the directors of the Company;
          (ii)       the Company consolidates or merges with or into another corporation, association, or entity, or is otherwise reorganized, where the Company is not the surviving corporation in such transaction and the holders of the voting securities of the Company immediately prior to such acquisition own less than a majority of the voting securities of the surviving entity immediately after the transaction; or
          (iii)       all or substantially all of the assets of the Company are sold or otherwise transferred to or are acquired by any other corporation, association, or other person, entity, or group.
          “Code” means the Internal Revenue Code of 1986, as amended.
          “Committee” means the Compensation Committee of the Board or such other committee of the Board as the Board may designate.
          “Common Stock” means the common stock of the Company.
          “Company” means Bank of Granite Corporation, a Delaware corporation, and any successor corporation to all or substantially all the assets or voting capital stock of Bank of Granite Corporation that shall by appropriate action adopt the Plan.
          “Eligible Individuals” means the individuals described in Section 1.3.
          “Employee” means an individual who is in the employ of the Company (or any Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

          “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          “Fair Market Value” means, (a) with respect to property other than Common Stock on any relevant date, the fair market value of such property determined by methods or procedures as shall be established from time to time by the Committee and (b), with respect to any share of Common Stock on any relevant date shall be determined in accordance with the following provisions:
          (i)       If the Common Stock is at the time neither listed on any Stock Exchange nor traded on the Nasdaq National Market, then the Fair Market Value shall be determined by the Committee after taking into account such factors as the Committee shall deem appropriate.
          (ii)       If the Common Stock is at the time traded on any Nasdaq market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on such Nasdaq market.
          (iii)       If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on date in question on the Stock Exchange determined by the Committee to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange.
     “Grant Date” with respect to an Award means the grant date for such Award as determined for financial statement reporting purposes pursuant to Financial Accounting Standards Board Statement of Financial Accounting Standards No. (revised 2004) Share-Based Payment, as modified or supplemented or interpreted).
     “Incentive Stock Option” means an Option that satisfies the requirements of Section 422 of the Code.
     “Non-Qualified Stock Option” means an Option that does not satisfy the requirements of Section 422 of the Code.
     “Option” means an Incentive Stock Option or Non-Qualified Stock Option issued under the Plan.
     “Participant” means any person to whom an Award is made under the Plan.
     “Plan” means the Bank of Granite Corporation 2007 Stock Incentive Plan, as set forth herein.
     “Restricted Stock” means Common Stock awarded to a Participant pursuant to the Plan.
     “Restricted Stock Units” mean the right to receive a specified number of shares of Common Stock at a future date upon satisfaction of specified conditions.
     “Service” means the provision of services to the Company (or any Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor.
     “Stock Exchange” means The NASDAQ Stock Market, or should the Company’s Common Stock cease to be listed on The NASDAQ Stock Market, any other stock exchange, automated quotation system or trading market on which the Company’s Common Stock is then primarily listed or traded.

     “Subsidiary” means any corporation or limited liability company with respect to which the Company owns, directly or indirectly, equity interests possessing 50% or more of the total combined voting power of all classes of equity of such entity.
     “10% Stockholder” means the owner of Common Stock (as determined under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of Common Stock of the Company (or any parent or Subsidiary).